Exhibit 10.3(I)


                           The CIT Group/
                           Credit Finance
                           1211 Avenue of the Americas
                           New York, NY  10036
                           Tel   212 790-9100
                           Fax   212 790-9123


         THE
         CIT
         GROUP


October 20, 1999

Pharmaceutical Formulations, Inc.
460 Plainfield Ave.
Edison, New Jersey  08817

Re: Loan and Security Agreement, dated August 4, 1989, between the CIT Group/Credit Finance, Inc., assignee of Fidelcor Business Credit Corporation ("Lender"), and Private Formulations, Inc., predecessor by merger of Pharmaceutical Formulations, Inc., ("Borrower") (as amended, the "Loan Agreement") and all related security agreements, documents and instruments (collectively, "the Financing Agreements")

Gentlemen:

You have requested and we have agreed to amend the Financing Agreements as set forth below, effective as of the date hereof unless otherwise indicated. Capitalized terms appearing below that are not defined below shall have the meanings given in the Loan Agreement.

     1. Section 10.5(a) of the Loan Agreement is hereby amended so as to read in its entirety as follows:

                    "(a) Net Worth:

                    As of the fiscal year end 6/30/00   $1,973,000
                    As of the fiscal year end 6/30/01   $2,973,000"

     2. Section 10.5(c) of the Loan Agreement is hereby amended so as to read in its entirety as follows:

                   "(c)  Net Income:   Not less than $150,000 per fiscal quarter
                                       and not less than $1,000,000 per fiscal
                                       year.

                    For purposes of this Section 10.5(c), Net Income shall be calculated before extraordinary items and non-recurring items in accordance with generally accepted accounting principles, consistently applied."

You have informed us that your financial statements for the fiscal year ending July 3, 1999 show that you will be unable to satisfy the Net Worth requirement for the fiscal year ending June 30, 1999 or the Net Income requirement for the six month period ending July 3, 1999 set forth in Sections 10.5(a) and 10.5(c) of the Loan Agreement, respectively. Subject to the condition set forth below, Lender hereby waives any Event of Default (as defined in the Loan Agreement) that would be caused by the failure to meet the Net Worth and Net Income requirements for the above-specified periods. The granting of the aforementioned waiver is conditioned upon payment by you to Lender of a fee in the amount of $25,000 (the "Waiver Fee"). The Waiver Fee shall be earned and payable in full as of the date hereof. The waiver made herein is made only on this occasion with regard to the specific defaults set forth above and is not a waiver of any other rights of Lender. Lender reserves the right to declare an Event of Default under the Financing Agreements if there are other outstanding Events of Default under the Financing Agreements now existing or hereafter arising.

Except as herein above specifically provided, the Financing Agreements shall remain unmodified and in full force and effect.

This amendment shall be null and void if not executed on or before October 25, 1999.

Please signify your agreement with the foregoing by signing and returning to us the enclosed copy of this letter.

Very truly yours,

THE CIT GROUP/CREDIT FINANCE, INC.



By:  /S/
   ---------------------------------------------
Title:  Assistant Vice President



AGREED:

PHARMACEUTICAL FORMULATIONS, INC.



By:  /S/ Clifford H. Straub
   ---------------------------------------------
Title: Sr. VP & CFO



CONFIRMED:

EXTRA PARENT CORP.



By:  /S/ Clifford H. Straub
   ---------------------------------------------
Title: Sr. VP & CFO





ICC INDUSTRIES INC.



By:  /S/ JOHN L. ORAM
   ------------------------------------------
Title:  President